Exhibit 99.(d)(3)(b)

SCHEDULE A

(as of August 28, 2023)

Portfolio	Expense Cap (%)	Date of Expiration of Expense Cap
Invesco Large Cap Growth ETF	0.60	8/31/25
Invesco Large Cap Value ETF	0.60	8/31/25
Invesco S&P Midcap Momentum ETF	0.39	8/31/25
Invesco S&P Midcap Value with Momentum ETF	0.39	8/31/25
Invesco S&P SmallCap Momentum ETF	0.39	8/31/25
Invesco S&P SmallCap Value with Momentum ETF	0.39	8/31/25
Invesco Golden Dragon China ETF	0.60	8/31/25
Invesco WilderHill Clean Energy ETF	0.60	8/31/25
Invesco High Yield Equity Dividend Achievers™ ETF	0.50	8/31/25
Invesco S&P 500® Quality ETF	0.15	8/31/25
Invesco Aerospace & Defense ETF	0.60	8/31/25
Invesco Biotechnology & Genome ETF	0.60	8/31/25
Invesco Leisure and Entertainment ETF	0.60	8/31/25
Invesco Food & Beverage ETF	0.60	8/31/25
Invesco Next Gen Media and Gaming ETF	0.60	8/31/25
Invesco Pharmaceuticals ETF	0.60	8/31/25
Invesco Semiconductors ETF	0.60	8/31/25
Invesco AI and Next Gen Software ETF	0.60	8/31/25
Invesco Dividend Achievers™ ETF	0.50	8/31/25
Invesco International Dividend Achievers™ ETF	0.50	8/31/25
Invesco Building & Construction ETF	0.60	8/31/25
Invesco Energy Exploration & Production ETF	0.60	8/31/25
Invesco Oil & Gas Services ETF	0.60	8/31/25
Invesco Dorsey Wright Utilities Momentum ETF	0.60	8/31/25
Invesco FTSE RAFI US 1000 ETF	0.39	8/31/25
Invesco Water Resources ETF	0.60	8/31/25
Invesco FTSE RAFI US 1500 Small-Mid ETF	0.39	8/31/25
Invesco S&P 100 Equal Weight ETF	0.25	8/31/25
Invesco S&P Midcap Quality ETF	0.25	8/31/25
Invesco Dorsey Wright Basic Materials Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Consumer Cyclicals Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Consumer Staples Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Energy Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Financial Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Industrials Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Healthcare Momentum ETF	0.60	8/31/25
Invesco Dorsey Wright Technology Momentum ETF	0.60	8/31/25
Invesco BuyBack Achievers™ ETF	0.60	8/31/25
Invesco MSCI Sustainable Future ETF	0.60	8/31/25
Invesco Financial Preferred ETF	0.60	8/31/25
Invesco Global Listed Private Equity ETF	0.60	8/31/25
Invesco Dorsey Wright Momentum ETF	0.60	8/31/25
Invesco S&P 500 GARP ETF	0.39	8/31/25
Invesco S&P 500 Value with Momentum ETF	0.39	8/31/25
Invesco S&P Spin-Off ETF	0.60	8/31/25
Invesco Zacks Mid-Cap ETF	0.60	8/31/25
Invesco Zacks Multi-Asset Income ETF	0.60	8/31/25
Invesco MSCI Global Timber ETF	0.55	8/31/25
Invesco S&P Global Water Index ETF	0.63	8/31/25
Invesco Solar ETF	0.65	8/31/25
Invesco Ultra Short Duration ETF	0.27	8/31/25

[signature page follows]

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO EXCHANGE-TRADED FUND TRUST II

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Principal Executive Officer & President

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name: Anna Paglia
Title: Managing Director